UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Certain Officers

On February 6, 2013, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) appointed R. Dale Lynch, age 46, to serve as Senior Vice President – Chief Financial Officer and Treasurer of Farmer Mac, effective February 15, 2013. There are no arrangements or understandings between Mr. Lynch and any other persons pursuant to which he was selected as Senior Vice President – Chief Financial Officer and Treasurer of Farmer Mac. There are also no family relationships between Mr. Lynch and any director or executive officer of Farmer Mac, and Mr. Lynch has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. A description of Mr. Lynch’s compensation arrangement with Farmer Mac is set forth under Item 5.02(e) of this report.

On February 11, 2013, Farmer Mac issued a press release to announce the appointment of Mr. Lynch as Senior Vice President – Chief Financial Officer and Treasurer of Farmer Mac. A copy of the press release is attached to this report as Exhibit 99.

Prior to being appointed as an executive officer of Farmer Mac, Mr. Lynch worked as Vice President of Finance at U.S. Silica Holdings, Inc., where he helped lead the company’s public company readiness and initial public offering. Prior to that, he served as Executive Vice President of Finance of Allied Capital Corporation from 2004 to 2010. From 1989 to 2004, Mr. Lynch held various investment banking and analyst positions with Lehman Brothers, Deutsche Bank, and Merrill Lynch. Mr. Lynch earned a B.S. in accounting from The Pennsylvania State University and an M.B.A. from the University of Chicago, Booth School of Business.

(e)    Compensatory Arrangements of Certain Officers

Compensation Arrangement of Newly-Appointed Chief Financial Officer

As Farmer Mac’s Senior Vice President – Chief Financial Officer and Treasurer, Mr. Lynch’s starting base salary will be $320,000 per year. Mr. Lynch’s target short-term incentive compensation for 2013 is $128,000 (40 percent of base salary), and he will be granted 4,000 stock appreciation rights (SARs) on his first day of employment at Farmer Mac. Each SAR represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C non-voting common stock (each, a “Share”) on the date of exercise over the grant price. The grant price for Mr. Lynch’s 4,000 SARs will be the closing price of a Share on the New York Stock Exchange on his first day of employment. The 4,000 SARs will all “cliff” vest on January 31, 2016 and will expire ten years from Mr. Lynch’s first day of employment. Mr. Lynch will also be considered for grants of equity-based, long‑term incentive compensation in April 2013 at the same time that those grants are considered for Farmer Mac’s other executive officers.

Base Salary Change for Named Executive Officer

On February 5, 2013, the Compensation Committee of the Board increased the base salary of Tom D. Stenson, Executive Vice President and Chief Operating Officer, from $407,000 per year to $417,175 per year effective January 1, 2013.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99    Press Release, dated February 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: February 11, 2013